Exhibit 99.1

COTY PROVIDES DEEP-DIVE ON STRATEGIC DRIVERS FOR SUSTAINED & BALANCED GLOBAL GROWTH

•Hosts Investor Conference for the first time in Paris to Highlight over 120-years of European Heritage, Innovation and Operations

•Leading & Differentiated End-To-End Capabilities to Propel Next Phase of Growth

•Increases Q4 & FY23 revenue growth & EBITDA target well ahead of prior guidance

PARIS, July 6, 2023 – Coty Inc. (NYSE: COTY) (“Coty” or “the Company”), one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care, today hosts its first-ever investor event in Paris to elevate the Company’s attractive outlook with the European investment community.

In the conference, Coty will detail how it is leveraging its European heritage and end-to-end capabilities to achieve strong and balanced growth, resulting in the company significantly increasing its guidance on Q4 FY23 revenue growth to +12-15% on a like-for-like (LFL) basis, up from its previous outlook for +10% growth. As a result, Coty is increasing FY23 guidance for the third time this year and now expects FY23 adjusted EBITDA of $965-970 million, ahead of its previous outlook of $955-965 million, despite incurring close to $70 million of negative FX impact, including over $10 million in Q4 FY23.

Today, Coty will outline how it is succeeding in whitespace categories and geographies, delivering on its strategic pillars, provide insights on the Company’s near-term pipeline of innovations, and on its sustainability agenda. Coty will also provide an update on its digital strategy, including high potential initiatives in social media driven categories, further Gen Z driven initiatives, and the next phase of the Company’s digitalization in China, as evidenced by the recent Lancaster China launch and upcoming Orveda innovation.

The event follows Coty’s recently announced intention to explore a dual listing on Paris Euronext. It comes only two months after Coty presented its ambitions for ultra-premium skincare and scenting at a highly exclusive event in Grasse, announcing the launch of Orveda Omnipotent Sérum and Infiniment Coty Paris fragrance line.

Sue Nabi, Chief Executive Officer of Coty, said: "Throughout its history, the U.S. and Europe have been Coty’s centers of gravity and our exploration of a dual listing in Paris is a natural next step. Since Coty invented modern perfumery over 120-years ago in Paris, this heritage and consistent innovations have cemented our position as a Global Beauty Powerhouse. As we mark this monumental anniversary as a beauty leader, we are delighted to host this investor conference in Paris to celebrate our continuing success across Prestige and Consumer Beauty, while deepening our connections with the European investment community.

I am incredibly proud to showcase our differentiated business model of an innovative Prestige as well as rejuvenated, focused and increasingly strong Consumer Beauty portfolio, global reach in developed and emerging countries, strategically located centers of R&D excellence, award-winning IP, and leading end-to-end capabilities that position Coty as the partner of choice for global fashion houses. By combining our robust operational and financial performance and diverse team of beauty experts, we are accelerating our position as a global leader in fragrances and cosmetics. Together, we are realizing significant untapped potential in areas such as ultra-premium skincare, ultra premium scenting, China, Brazil, and Travel Retail. Uniting our beauty heritage, rooted in Paris, with cutting edge innovation and science, we will continue to create long-term value for our stakeholders.”

Event Overview

During today’s event, Coty’s Chief Executive Officer, Sue Nabi, will provide an overview of the Company, its heritage, capabilities and strategic priorities; Chief Commercial Officer Prestige, Caroline Andreotti, will provide an update on the company’s momentum in Prestige fragrances, makeup and skincare; Chief Commercial Officer Consumer Beauty, Alexis Vaganay, will discuss the Company’s rejuvenated Consumer Beauty portfolio; and Chief Financial Officer, Laurent Mercier, will discuss Coty’s short and medium term financial outlook and how the Company’s differentiated proposition can propel above market growth.

In addition, presenters will also provide insights into Coty’s financial performance, operating environment, growth framework, and upcoming initiatives and product launches.

The in-person event and live webcast will start at 2:00 P.M. CET, or 8:00 A.M. EST, with an estimated duration of 2 hours. The presentations will be followed by a Q&A session.

Financial Outlook

Overall, Coty is well positioned to capitalize on the continued strong demand growth across most categories and markets. The expected increased Q4 FY23 revenue growth of +12-15% on a like-for-like (LFL) basis, up from its previous outlook for +10% growth, is fuelled by strong momentum in Prestige and the recovery in the China market. As a result, Coty now expects FY23 core revenue growth of 10-11% on a like-for-like (LFL) basis, when excluding the impact of the Russia exit, which is ahead of its previous outlook for 9-10% LFL growth. Coty raised its expectation for FY23 adjusted EBITDA to $965-970 million, ahead of its previous outlook of $955-965 million, despite incurring close to $70 million of negative FX impact, including over $10 million in Q4 FY23. The company maintains a target leverage towards 3x by the end of CY23 and approximately 2x by the end of CY25.

Webcast Information

The livestream can be accessed on Coty’s Investor Relations website at https://investors.coty.com. The replay of the event and associated presentation materials will also be available under the ‘Events & Presentations’ section following the completion of the event.

About Coty Inc.

Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in more than 130 countries and territories. Coty and our brands empower people to express themselves freely, creating their own visions of beauty; and we are committed to protecting the planet. Learn more at coty.com or on LinkedIn and Instagram.

Cautionary Note Regarding Forward-looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, its outlook, expected guidance, trends and strategic information. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including the factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and its subsequent quarterly reports on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Coty provides guidance only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, amortization expenses, adjustments to inventory, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

For more information contact:

Investor Relations
Olga Levinzon +1 212 389-7733
olga_levinzon@cotyinc.com

Media
Antonia Werther +31 621 394495
Antonia_Werther@cotyinc.com